Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

ZeroFox Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	173,155(3)	$1.45(2)	$251,074.75	0.00011020	$27.67
		Total Offering Amounts				$251,074.75		$27.67
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$27.67

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of ZeroFox Holdings, Inc. (the “Company”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividends, stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations or other similar transactions effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on March 27, 2023, as reported on the Nasdaq Global Market.

(3)	Consists of 173,155 shares of Common Stock issuable upon the exercise of 173,155 options held by a former director and two former consultants of ID Experts Holdings, Inc.

Table 3: Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share	2,292,852(2)	$16,049,964	S-1	333-267200	October 7, 2022
Equity	Common Stock, par value $0.0001 per share	16,213,419(3)	$186,454,318	S-1	333-267200	October 7, 2022
Equity	Common Stock, par value $0.0001 per share	117,774,073(2)	$714,888,623	S-1	333-267200	October 7, 2022
Equity	Warrants to purchase Common Stock	7,588,430(4)	$—(5)	S-1	333-267200	October 7, 2022

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of ZeroFox Holdings, Inc. (the “Company”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividends, stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations or other similar transactions effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Represents shares of Common Stock to be offered and sold by the selling securityholders named in the prospectus (the “Prospectus”) which forms a part of the registration statement to which this exhibit relates or their permitted transferees (the “Selling Securityholders”) consisting of (i) 89,348,952 shares of Common Stock issued as merger consideration to certain former stockholders of ZeroFox, Inc. and ID Experts Holdings, Inc. in connection with the consummation of the Business Combination (as defined in the Prospectus), (ii) 193,039 shares of Common Stock issued upon the exercise by two of the Company’s executives of options assumed by the Company in connection with the consummation of the Business Combination, (iii) 134,661 shares of Common Stock issuable upon the exercise of options assumed by the Company in connection with the consummation of the Business Combination, (iv) 1,625,635 shares of Common Stock issued by the Company to certain investors in connection with the consummation of the Business Combination in a private placement, (v) 16,863,708 shares of Common Stock that are issuable upon the conversion of convertible notes issued by the Company to certain investors in connection with the consummation of the Business Combination, (vi) 4,312,500 shares of Common Stock originally purchased by the Sponsor in a private placement in connection with the L&F IPO, and (vii) 7,588,430 shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

(3)

Represents shares of Common Stock of the Company consisting of (i) 5,450,000 shares of Common Stock that are issuable upon the exercise of 5,450,000 warrants (the “Sponsor Warrants”) originally issued to JAR Sponsor, LLC (the “Sponsor”) in private placements in connection with the initial public offering (the “L&F IPO”) of L&F Acquisition Corp., (ii) 2,138,430 shares of Common Stock that are issuable upon the exercise of 2,138,430 warrants (the “Underwriter Warrants” and, together with the Sponsor Warrants, the “Private Placement Warrants”) originally issued to Jefferies LLC, in private placements in connection with the L&F IPO, and (iii) 8,624,989 shares of Common Stock that are issuable upon the exercise of 8,624,989 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the L&F IPO.

(4)	Represents the resale of Private Placement Warrants.

(5)	In accordance with Rule 457(g) under the Securities Act, no separate fee was due for the Private Placement Warrants and the entire fee is allocated to the underlying shares of Common Stock.